Exhibit 4.23

Edition February 2020

Working Capital Loan Contract

(Model)

No. 11201S1720018

Lender: Industrial Bank Co., Ltd. Suzhou Branch

Domicile: 125 Wangdun Road, Suzhou Industrial Park

Legal representative (person-in-charge): [***]

Lender: Suzhou Gracell Biotechnologies Co., Ltd.

Domicile: 218 Sangtian Street, Suzhou Industrial Park

Legal representative (person-in-charge): /s/ Cao Wei

Place of contract signing The Industrial Park District/County, Suzhou City

Important

In order to protect your rights and interests, please read carefully before signing this Contract, check and verify the following:

I.	You have the right to sign this Contract, and you have obtained full authorization if you need to obtain the consent of others;

II.

You have carefully read and fully understood the terms of this Contract and have paid special attention to the provisions on liability, exemption or limitation of Industrial Bank’s liability and the provisions in bold;

III.	Your company and you have fully understood the meaning of the terms of this Contract and the corresponding legal consequences, and are willing to accept these terms and conditions;

IV.

This Contract provided by Industrial Bank is only a model document, with blank lines after relevant terms hereof, and “Supplementary Provisions” have been added at the end of this Contract for the Parties to amend, supplement or delete;

V.	If you have any questions about this Contract, please consult Industrial Bank in time.

The Borrower cannot receive a working capital loan unless the Borrower applies for and the Lender reviews and approves the loan. In order to clarify their rights and obligations and keep in good faith for each other, the Parties hereto have entered into this Contract in accordance with the applicable laws and regulations of the People’s Republic of China and through equal consultation, and agree to observe this Contract.

Article I Definitions and Interpretations

Unless otherwise agreed in writing by the Parties hereto, the following terms hereof shall be defined and interpreted as follows:

1.	“Working Capital Loan” refers to the local or foreign currency loan the Borrower applies from the Lender and uses as the working capital for its daily production and operation.

2.

“Creditor’s Right” or “Principal Creditor’s Right” refers to the Creditor’s Right formed according to the financing provided for the Borrower hereunder (including principal, interest, penalty interest, compound interest, penalty, liquidated damages, the Expense Incurred by the Creditor in Realizing the Creditor’s Right, etc.) that the Borrower (debtor) applies from the Lender (creditor) and the Lender (creditor) reviews and approves. The Creditor’s Right against the Borrower hereunder shall correspond to the Borrower’s debt hereunder.

“Expense Incurred by the Creditor in Realizing the Creditor’s Right” refers to the litigation (arbitration) fees, legal fees, travel expenses, execution fees, preservation fees and other expenses for the realization of the Creditor’s Right paid by the Lender when it takes an action, arbitration, applies to a notary agency for the issuance of an enforcement certificate to realize the Creditor’s Right.

3.	The terms in Article V hereof shall be defined and interpreted as follows:

“Fixed Interest Rate” means the interest rate that remains unchanged during the term of the loan. In case of origination by times, it means the interest rate remains unchanged between the actual date of each origination and the maturity date of the loan hereunder.

“Floating Interest Rate” means the interest rate that changes within the period and at the extent agreed upon by the Parties hereto in the term of the loan.

“Floating Period” refers to the frequency of change in Borrowing Rate hereunder agreed upon by the Parties. In a Floating Period, Borrowing Rate hereunder is determined based on the Pricing Benchmark Rate with the pricing method as stipulated herein, and the interest rate of the loaned hereunder remains unchanged in the Floating Period; At the end of one Floating Period and when coming to the next Floating Period, the Borrowing Rate is determined on basis of the Pricing Benchmark Rate of the new Floating Period with the pricing method as stipulated herein, and the Borrowing Rate remains unchanged during the Floating Period.

“Pricing Benchmark Interest Rate” means the interest rate standard used to determine the Borrowing Rate hereunder, including, but not limited to, the quoted interest rate published by China or any related country, region, or market, such as the LPR, SHIBOR, LIBOR, HIBOR, SIBOR, RMB deposit benchmark interest rate of the People’s Bank of China.

“LPR” refers to the Loan Prime Rate calculated and announced by the National Interbank Funding Center authorized by the People’s Bank of China. Pursuant to banking practice, the Parties agree to determine the applicable rules of the Pricing Benchmark Interest Rate hereunder as LPR of T-1 day, of which,” T” is the date on which the Borrowing Rate is determined and “T-1” is the previous business day of that day.

“SHIBOR” refers to Shanghai Interbank Offered Rate announced by the National Interbank Funding Center and applied on the same day.

“LIBOR” refers to London Interbank Offered Rate in currencies such as US Dollar, Euro, Japanese Yen, etc. Pursuant to banking practice, the Parties agree to determine the applicable rules of the Pricing Benchmark Interest Rate hereunder as LPR of T-2 day, of which,” T” is the date on which the Borrowing Rate is determined and “T-2” is the previous business day of that day.

“HIBOR” refers to Hongkong InterBank Offered Rate applicable for HK Dollar in the financial market of Hong Kong, China. Pursuant to banking practice, the Parties agree to determine the applicable rules of the Pricing Benchmark Interest Rate hereunder as LPR of T-2 day, of which,” T” is the date on which the Borrowing Rate is determined and “T-2” is the previous business day of that day.

“SIBOR” means Singapore Inter Bank Offered Rate applicable for Singapore Dollar. Pursuant to banking practice, the Parties agree to determine the applicable rules of the Pricing Benchmark Interest Rate hereunder as LPR of T-2 day, of which,” T” is the date on which the Borrowing Rate is determined and “T-2” is the previous business day of that day.

“Central Bank’s RMB Deposit Benchmark Interest Rate” refers to the Benchmark Interest Rate on RMB deposits announced by the People’s Bank of China and applied on that day.

Among them, the currency and specific value of “LPR”, “SHIBOR”, “LIBOR”, “HIBOR”, “SIBOR” and “Central Bank’s RMB Deposit Benchmark Interest Rate” determined according to the applicable rules of Pricing Benchmark Interest Rate hereunder shall be based on the inquiry results of Industrial Bank’s core system. The date on which the loan interest rate is determined may be the date on which the loan is actually issued, the execution date hereof or the date of re-pricing.

“Borrowing Rate” means the interest rate executed by this Contract, which is created by the floating of the number of points added or subtracted on the basis of the Pricing Benchmark Interest Rate on the date of determining borrowing rate hereunder with the pricing formula of borrowing rate of this Contract, and which is agreed upon by the Parties hereto.

4.

The term “Significant Transaction” as stipulated in Article XIII hereof means (including but not limited to): Any transaction that is determined to occur or potentially seriously affect the Borrower’s basic corporate structure, change in its shareholders, contingent liability, cash flow, profitability, core trade secret, core competitiveness, important assets, major creditor’s right and liability, solvency, ability to perform this Contract, or any other transaction that the Lender and/or the Borrower considers to constitute a Significant Transaction.

5.

The term “Significant Transaction” as stipulated in Article XIII hereof means (including but not limited to): any identified or potential event that will seriously affect the ability of the officers of the Borrower to perform their duties, the employment and dismissal of the employees engaged in the core business, core trade secrets, core competitiveness, basic structure, change in the shareholders, the contingent liabilities, survival, legitimacy of business, stability, development, profitability, solvency, ability to perform this Contract of the Borrower and any other event that the Lender and/or the Borrower consider(s) to constitute a Significant Event.

6.

The term “Business Day” herein refers to the business day of the Lender’s bank. During the performance hereof, if a withdrawal or repayment date is a non-Business Day, it will be extended to the next Business Day.

Article II Loan Amount

The Lender agrees to give the Borrower a loan of RMB (in words) NINE MILLION, NINE HUNDRED AND NINETY THOUSAND YUAN only (“the Loan”).

Article III Loan Purpose

The Loan hereunder shall be used to pay loans, staff wages, utilities, working capital, etc. The Borrower shall not divert the Loan for any other purpose without the written consent of the Lender.

Article IV Loan Term

1.	The term of the Loan is twelve (12) months, from December 11, 2020 to December 10, 2021.

2.

In the case where the Loan is disbursed at a time, the origination date of the Loan shall be the date of the actual origination as recorded in the borrowing document and voucher. If the actual origination date is later than the origination date of the Loan as recorded in the preceding paragraph, the maturity date of the Loan shall be extended accordingly.

3.	The schedule for the withdrawals of the Loan:

The Borrower shall apply to the Lender for withdrawal three (3) Business Days before the date of each withdrawal or at any other time required in writing by the Lender.

If the Borrower fails to withdraw the Loan according to the above schedule of withdrawal, the Lender shall have the right to require the Borrower to pay             /            /10,000 of the amount of the Loan to be withdrawn in the current period as liquidated damages.

4.	The Lender shall disburse the Loan in accordance with Article VII hereof, subject to the withdrawal prerequisites as stipulated in Article VII hereof.

5.

The Lender shall have the right to adjust the schedule of withdrawals of the Loan according to whether the Loan meets the requirements of the applicable laws, regulations and policies and the withdrawal prerequisites, the conditions for the disbursement of the Loan as stipulated herein, the time for the signing of the corresponding guarantee contract for this Contract and the processing of the guarantee formalities, and other factors as the Lender deems necessary.

6.

Where the Loan is withdrawn by times, the date of each origination shall be the actual origination date as recorded in the borrowing document and voucher; and the same maturity dates shall be applied, that is, the maturity date of each origination shall be the same one as determined by the borrowing document or voucher of the first origination.

7.	If the Lender collects the Loan in advance in any circumstance as stipulated herein, the maturity date of the Loan shall be deemed to shift to an earlier date accordingly.

Article V Borrowing Rate and Interest Calculation and Collection

1.	Borrowing Rate

(i)	The Pricing Benchmark Interest Rate in (1) below shall be executed:

(1)	LPR one year.

(2)	SHIBOR, / (term).

(3)	LIBOR, / (term).

(4)	HIBOR, / (term).

(5)	SIBOR, / (term).

(6)	The Central Bank’s RMB Deposit Benchmark Interest Rate, / (term).

Among them, RMB fixed rate loan shall choose LPR as Pricing Benchmark Interest Rate.

(ii)	The pricing formula for the Borrowing Rate: Borrowing Rate = Pricing Benchmark Interest Rate + 0.85% or / %.

(iii)	The interest rate of the Loan (i.e. annual interest rate, the same below) in (1) below shall be executed:

(1)	Fixed Interest Rate. The interest rate shall be determined as B below:

A.

The Borrowing Rate is determined according to the benchmark interest rate and pricing formula of the actual origination date, and the interest rate between the actual origination date and the maturity date of the Loan hereunder shall remain unchanged.

B.

According to the Pricing Benchmark Interest Rate on the execution date hereof and the pricing formula, the Fixed Interest Rate of the Loan hereunder shall be annualized interest rate of 4.70%. If the actual origination date is adjusted by the Pricing Benchmark Interest Rate, the value of the addition and subtraction points in the pricing formula be adjusted accordingly. The above-mentioned annualized interest rate stipulated herein shall remain unchanged.

(2)

Floating Interest Rate. The Borrowing Rate shall be determined according to the Pricing Benchmark Interest Rate on the actual origination date and the re-pricing date and the pricing formula, and the interest shall be calculated by segments. The re-pricing date shall be the date in      below:

A.

The Floating Period is             (month / quarter / half year / year / other), the corresponding day of each full period from the actual origination date of the Loan shall be re-pricing date of this Contract; and if the month has no such corresponding day, the last day of the month shall be regarded as the corresponding day.

B.	.

During the term of the Loan, unless otherwise agreed herein, if the interest rate of the Loan is adjusted in accordance with this Contract, the Borrower will not be notified.

(3)	Other interest rates: .

(4)	The Pricing Benchmark Interest Rate corresponding to the Loan shall be fixed on the actual origination date (or the re-pricing date, if any) of each loan.

(5)

In respect of the Loan hereunder, if China or the relevant country/region cancels the Pricing Benchmark Interest Rate hereunder, or when the market no longer publishes the benchmark interest rate, or when the regulatory authority requires, the Lender shall have the right to notify the Borrower after re-determining the Borrowing Rate according to the interest rate polices of China or the relevant country/region in the same period, under the principle of fairness and good faith, and taking into account industry practice, interest rate status and other factors. If the Borrower has any objection, it shall negotiate with the Lender. If negotiation fails within five (5) Business Days from the date of the Lender’s notice, the Lender shall have the right to require the Borrower to repay the Loan in advance, and the Borrower shall immediately discharge the remaining principal and interest of the Loan. If the Lender requests or the national, regulatory policy requires the Borrower to sign a supplementary agreement on the relevant matters, the Borrower shall cooperate.

2.	Loan Interest Repayment Method

(i)

Calculation of Loan Interest. The interest on the principal of the Loan shall be calculated from the date on which the Lender transfers the principal to the Borrower’s account in accordance with this Contract. The daily accrued interest on the Loan = the balance of the loan on the day * the applicable interest rate. The conversion between the daily interest rate and annual interest rate shall be carried out in accordance with the regulations of the People’s Bank of China and international practice.

(ii)	The repayment of the interest on the Loan shall be effected in accordance with (1) below:

(1)

It is agreed that the 21st day of each month (month/quarter-end month/half year-end month, year-end month/any other period) shall be the interest payment day of the Loan hereunder. The Borrower shall pay the interest to the Lender on the interest payment day for the loan of the current term and settle the remaining principal and interest upon maturity of the Loan.

(2)

The corresponding day (or the last day of the month if no such corresponding day) of every full month/quarter-end month/half year-end month, year-end month/any other period from the actual origination date of the Loan shall be the interest payment day of each term of the Loan. The Borrower shall pay the interest to the Lender on the interest payment day for the loan of the current term and settle the remaining principal and interest upon maturity of the Loan.

(3)

The first interest payment day shall be Month/Day/Year. The corresponding day (or the last day of the month if no such corresponding day) of every full month/quarter-end month/half year-end month, year-end month/any other period from the first interest payment day shall be the interest payment day of each term of the Loan. The Borrower shall pay the interest to the Lender on the interest payment day for the loan of the current term and settle the remaining principal and interest upon maturity of the Loan.

(4)	Other repayment methods: .

3.	Penalty Interest and Compound Interest

(i)

If the Borrower fails to use the Loan for the purposes as specified herein, the Lender shall, from the date of misappropriation, have the right to collect the penalty interest on the misappropriated loan, with the penalty interest rate being 100% above the interest rate of the Loan hereunder. If the Borrower fails to repay the Loan on time and has not reached an agreement with the Lender on the extension thereof, that is, if the Loan is overdue, the Lender shall have the right to collect a penalty interest on the overdue loan from the overdue date of the Loan at 50% higher than the interest rate of the Loan. For the interest not paid on time (including the interest before and after the maturity of the Loan, misappropriation of penalty interest and overdue penalty interest), the Lender shall have the right to collect compound interest at the overdue penalty interest rate as stipulated herein. If the Loan is overdue and not used for the purposes as specified herein, the penalty interest rate shall be the higher one.

(ii)

If the Borrowing Rate is fixed, the penalty interest rate shall also be fixed. If the Borrowing Rate is the Floating Interest Rate, the penalty interest rate shall be also a Floating Interest Rate, and its Floating Period shall be consistent with the Floating Period of the Borrowing Rate.

(iii)	The penalty interest and compound interest shall be calculated and collected the loan interest repayment method as agreed herein.

Article VI Withdrawal Prerequisites

1.	The Borrower may apply to the Lender for the origination of the Loan hereunder only after the Borrower has met the following withdrawal prerequisites:

(i)

The Borrower shall have served the following documents to the Lender, the circumstances specified therein shall keep unchanged and remain in force, or the Borrower shall have explained and stated the changes to the satisfaction of the Lender:

(1)	The loan application that shall include, but not be limited to: the name, amount, use, term, repayment plan and repayment source of the Loan;

(2)

The Borrower’s legal and valid business license, articles of association, loan card and password/credit code, the legal representative registered with the competent administration for industry and commerce, the list of the members of the board of directors, principal responsible persons, chief financial officer and their signature samples, the valid identification documents of the legal representative or his/her authorized representative, and other corporate documents deemed necessary by the Lender;

(3)

The resolution of the board of directors or the board of shareholders on approving to apply to the Lender for the Loan hereunder and to specify the purpose of the Loan and the terms and conditions of the Loan required by the Lender, which is adopted at the meeting of the board of directors or the board of shareholders held in accordance with legal procedures and by a vote of a quorum of directors or shareholders and is true, lawful and valid, or any other document the Lender thinks necessary;

(4)

The annual reports (with audit reports and notes) approved by the Lender for the latest three years, the financial statements for the latest period and the same period last year, or the annual statements since its establishment if it has been less than 3 years since the establishment of the Borrower;

(5)	The information on the affiliates;

(6)	The relevant contracts, vouchers or information such as purchase contract, order contract, debt certificate, etc. shall be provided if a temporary Working Capital Loan is applied for;

(7)

The proof of ownership and value appraisal report of the charged/pledged property if charge/pledge guarantee is adopted; and the charge/pledge registration formalities required by the applicable laws and regulations have been properly completed, and the relevant ownership documents, registration documents and other originals have been filed the Lender as required by the Lender; If third-party guarantee is to be adopted, the relevant guarantee documents shall be provided according to 2 to 4 above, and this guarantee contract shall have entered into force; And the above guarantee shall remain in force;

(8)

If the Lender requests an insurance on the charged/pledged property, the formalities for the insurance with the Lender as the first beneficiary shall have been completed and the original insurance policy shall have been filed with the Lender; and the insurance shall continue to be valid; If the Borrower provides a charge/pledge, the Borrower shall hereby transfer to the Lender the right to claim the insurance premium due to the occurrence of the insurance event;

(9)

The special industry production and operation license or enterprise qualification grade certificate issued by the competent reviewing and approving authority shall be provided if the Borrower is an enterprise from the special industry;

(10)	If either Party hereto requests to go through notarization and other formalities, the relevant notarization procedures shall have been completed;

(11)

If the Borrower has opened an account with the Lender in accordance with the Lender’s request, the Borrower shall voluntarily accept the Lender’s credit supervision and payment and settlement supervision;

(12)

When applying for a loan for foreign exchange projects, the Borrower must provide valid certificates for the use of the foreign exchange loan and the approval of the competent authority, and comply with the applicable foreign exchange management policies;

(13)	The VAT, business tax and income tax returns required by the Lender; and

(14)	The other documents, statements, vouchers and other information required by the Lender.

(ii)

The Borrower shall be established in accordance with law; its production and operation shall be lawful and compliant; and it shall have the ability to continue business operations and a legal source of repayment;

(iii)	The purpose of the Loan shall be clear, lawful and compliant;

(iv)

The representations and undertakings made by the Borrower under Article XI hereof shall remain true and valid; No default or potential default shall have occurred on or before the date of application for the origination of the Loan;

(v)

The Borrower shall have completed a debit note or loan voucher relating to the Loan. The loan re-deposit certificate is an integral part of this Contract, which shall have the same legal effect as this Contract. If the amount, the term or the Borrowing Rate of the Loan hereunder is inconsistent with the records of the debit note or the loan certificate, the records of the debit note or loan certificate shall prevail;

(vi)

The Borrower shall have a good credit status and have no significant bad records; if the Borrower is a new legal person, the controlling shareholder shall have a good credit status and no significant bad records;

(vii)	Other withdrawal prerequisites required by the Lender.

2.

The Lender’s performance of its obligations hereunder is subject to the satisfaction of the withdrawal prerequisites as stipulated in this Article. The Lender shall have the right to unilaterally decide to reduce or waive part of the withdrawal prerequisites, and the Borrower or the guarantor may not use the withdrawal prerequisites as a defense of the Lender.

3.

The Lender shall have the right to adjust the issuance of the Loan according to whether the financing project meets the applicable laws, regulations and policies, the withdrawal prerequisite required by the Lender, the signing of the guarantee contract corresponding to this Contract and the processing time of the guarantee formalities.

4.

The Borrower hereby agrees that: After the signing of this Contract, the Lender shall have the right to stop the origination of the Loan, stop the disbursement of the loan or terminate this Contract if any withdrawal by the Borrower fails to meet the withdrawal prerequisites or the disbursement conditions of the Loan as stipulated herein, and the liability or loss arising therefrom shall be borne by the Borrower itself. The Lender shall notify the Borrower of the termination of this Contract, the period of objection of the Borrower shall be five (5) Business Days, from the date of serving the notice to the Borrower in the manner as agreed herein. If the Borrower does not raise any objection, this Contract shall be terminated automatically after the expiration of the objection period. If the Borrower has any objection but the Parties hereto fail to negotiate within five (5) Business Days after the expiration of the objection period, the Lender shall have the right to receive the Loan in advance as agreed herein.

5.	According to the review by the Lender, if the Borrower meets the withdrawal prerequisites as stipulated herein, the Lender shall disburse the Loan in accordance with Article VII hereof.

Article VII Account Monitoring and Disbursement of the Loan

1.	Account Monitoring

According to the applicable laws and regulations of the State and the applicable regulatory system, the Borrower undertakes to meet the withdrawal prerequisites as stipulated herein before applying for the Loan, and to accept the supervision of the Lender to use the Loan for the agreed purpose. The Lender shall have the right to monitor the basic deposit account, general deposit account and special deposit account opened by the Borrower, and supervise and control the origination, disbursement and repayment of the Loan in the manner as stipulated herein.

The Borrower shall designate the following account as the special fund recovery account and provide the entry and exit of the funds of the account in a timely manner:

A/C name: Suzhou Gracell Biotechnologies Co., Ltd. Account: [***]

Bank of deposit: Suzhou Branch of Industrial Bank Co., Ltd.

The Lender may sign a separate account management agreement with the Borrower according to the Borrower’s credit status and financing situation, to clearly set forth the management of the entry and exit of the funds returned to the designated account. The Lender shall have the right to withdraw the Loan in advance according to the Borrower’s return of funds.

2.	Disbursement of the Loan

(i)	The Lender shall have the right to manage and control the disbursement of the Loan by means of the Lender’s fiduciary disbursement or the Borrower’s own disbursement.

(1)	The Lender’s “Fiduciary Disbursement” means that the Borrower authorizes the Lender to disburse the Loan to the Borrower’s transaction counterparty for the purpose as specified herein.

If the Lender’s Fiduciary Disbursement is adopted, before the Loan is issued, the Borrower shall provide the relevant transaction information in accordance with the purposes as stipulated herein, and after review and approval by the Lender, the Loan shall be disbursed to the Borrower’s transaction counterparty in time through the Borrower’s account.

Where the Lender’s Fiduciary Disbursement is adopted, after the Loan is disbursed to the Borrower’s transaction counterparty, if the Loan is returned due to the revocation, cancellation and invalidity of the basic transaction contract, the Lender shall have the right to collect the Loan in advance in accordance with Article XII hereof.

(2)

The Borrower’s “Own Disbursement” means that, after the Lender has disbursed the Loan to the Borrower’s account, the Borrower shall independently disburse the Loan to its transaction counterparty who conforms to the purpose as stipulated herein.

If the Borrower’s Own Disbursement is adopted, the Borrower shall regularly report to the Lender the disbursement of the Loan, and the Lender shall have the right to check whether the disbursement of the Loan conforms to the agreed purpose by means of account analysis, certificate inspection, on-site investigation, etc.

(ii)	Fiduciary Disbursement

The Lender’s Fiduciary Disbursement shall be adopted in any one of the following circumstances:

(1)

Where a new credit business relationship between the Borrower and the Lender is established and the internal rating of the Borrower at the Lender is at most B3, “New Credit Business Relationship” refers to the initial credit business relationship between the Lender and the Borrower or no credit business relationship has occurred within two (2) years;

(2)	Where the Working Capital Loan is used for replacement;

(3)

Where the object of payment is clear or the amount of a single disbursement exceeds RMB TEN MILLION (inclusive) (in case of foreign currency loan, the loan shall be converted at the intermediate price announced by the Lender on the disbursement date);

(4)	Others _/_.

(iii)

In the course of the origination and disbursement of the Loan, where the Borrower has any of the following circumstances, the Borrower shall, at the request of the Lender, supplement the origination and disbursement conditions for the Loan, and the Lender shall have the right to adopt more stringent conditions for the origination and disbursement of the Loan, and shall have the right to stop the origination and disbursement of the Loan, and take appropriate measures in accordance with Article XIV 2 hereof:

(1)	Where its credit status declines;

(2)	The main business of Party A does not have strong profitability;

(3)	The loan funds are used abnormally;

(4)	Any other circumstance that the Lender thinks proper.

Article VIII Repayment of the Principal and Interest of the Loan

1.	The principal of the Loan hereunder shall be repaid in the (2) way as follows:

(1)	Repay the principal of the Loan in instalments, the amount and date of repayment of which are as follows:

If the Lender adjusts the schedule for the withdrawals of the Loan, the repayment date and amount of the Loan in installments as stipulated in this Article shall remain unchanged, and the Borrower shall repay the principal of the Loan on time.

(2)	Full repayment of the principal of the Loan at a time on the maturity date.

(3) Other means of repayment of the principal amount of the Loan:             /

2.	The Borrower shall repay the principal and interest of the Loan hereunder to the Lender in full and on time on the repayment date and interest payment date as stipulated herein.

3.

If the repayment date is a non-Business Day of the Lender, it will be postponed to the next Business Day of the Lender, and the non-Business Day of the Lender will be counted into the actual number of days occupied by the Loan. When repaying the principal of the last portion of the Loan, the Borrower shall pay off the interest on the principal and thereby shall not be bound by the interest payment date as stipulated in Article V hereof.

4.

If the Borrower fails to repay the Loan hereunder on time and needs to extend the time limit for the repayment, it shall submit a written loan extension application to the Lender thirty (30) Business Day before the maturity date of the Loan. Upon examination and approval by the Lender, the Parties hereto shall separately sign the Loan Extension Contract as a supplementary contract hereto.

5.	Prepayment

The Borrower shall repay the principal and interest of the Loan on the date agreed herein.

If the Borrower requests partial or full repayment of the principal and interest of the Loan in advance, it shall notify the Lender in writing seven (7) Business Days in advance and obtain the written consent of the Lender. With the consent of the Lender, the Borrower shall, after returning part of the principal and interest of the Loan in advance, negotiate with the Lender to determine the number of repayment periods, repayment time and repayment amount thereafter. The interest on the principal of the Loan prepaid shall be calculated according to the actual term of use and at the interest rate agreed herein. The Lender will no longer adjust the interest on the Loan received prior to prepayment.

If the Borrower requests a prepayment, the Lender shall have the right to require the Borrower to pay liquidated damages at         /        % of the prepayment amount.

6.

If the Borrower fails to perform its obligations as stipulated herein, the Borrower hereby irrevocably authorizes the Lender to withhold funds directly from any account opened by the Borrower with the Lender and all branches and subsidiaries of Industrial Bank without judicial proceedings, including but not limited to principal and interest of the Loan (including principal, interest, Penalty Interest, Compound Interest), penalties, liquidated damages and Expense Incurred by the Lender in Realizing the Creditor’s Right. The Borrower agrees that the Lender shall have the right to determine the order of withholding. If the currency of the account is inconsistent with the currency of the Loan, the Lender shall have the right to withhold the fund by converting the fund into the currency of the Loan at the intermediate price announced by the Lender on the date of withholding. If any account under this Article involves the products such as wealth management products or structured deposits, the Borrower shall irrevocably authorize the Lender to initiate a redemption application or take other necessary measures directly on behalf of the Borrower in order to ensure that the Lender withholds the above amount smoothly, the Borrower shall provide all necessary cooperation.

Article IX Guarantee

1.	The guarantee contracts hereunder include, but are not limited to:

(1)	The Maximum Guarantee Contract (Contract Name), numbered [***], by means of guarantee, with Gracell Bioscience (Shanghai) Co., Ltd. as the guarantor;

2.

In addition to the above signed guarantee contract(s), in the event of exchange rate fluctuation or any other event that the Lender deems may affect the performance of the Borrower or the guarantor, the Lender shall have the right to require the Borrower to supplement the security or provide a new guarantee and sign the relevant guarantee contract, and the Borrower shall cooperate with the Lender.

3.	The Lender shall have the right not to perform the obligations hereunder such as the origination of the Loan until the guarantee contract is signed and the guarantee formalities are completed.

Article X Rights and Obligations of the Parties

1.	Rights and Obligations of the Lender

(i)	Rights of the Lender:

(1)	The right to require the Borrower to repay the principal and interest of the Loan on time;

(2)	The right to require the Borrower to provide all information related to the Loan;

(3)	The right to know the Borrower’s production, operation and financial situation;

(4)	The right to supervise the Borrower to use the Loan for the purposes as stipulated herein;

(5)	The right to monitor the use of the Loan and make requests;

(6)

The Borrower shall have the right to withhold the principal and interest of the Loan (including principal, interest, penalty interest, compound interest), penalties, liquidated damages and Expense Incurred by the Lender in Realizing the Creditor’s Right directly from any account opened by the Borrower with the Lender and all branches and subsidiaries of Industrial Bank without judicial proceedings. If the money in the account is inconsistent with the currency of the Loan, the Lender shall have the right to convert it into the currency of the Loan at the intermediate price announced by the Lender on the day of withholding; If any account under this Article involves the products such as wealth management products or structured deposits, the Borrower shall irrevocably authorize the Lender to initiate a redemption application or take other necessary measures directly on behalf of the Borrower in order to ensure that the Lender withholds the above amount smoothly.

(7)

The Lender shall have the right at any time to transfer all or part of the Creditor’s Right and security interest hereunder to a third party without the consent of the Borrower. If the Lender transfers the Loan and security interest hereunder, the Borrower shall still bear all the obligations hereunder;

(8)

If the Borrower fails to repay the principal and interest of the Loan as stipulated herein, or fails to fulfill the matter of repayment of principal and interest, or violates any of the obligations as stipulated herein, the Lender shall have the right to submit and disclose the information of the Borrower’s breach of contract to the People’s Bank of China and the credit reporting institutions and credit reporting systems established or approved by it, or banking associations, banking supervisory bodies or other administrative/judicial/supervisory authorities and the information management systems or news media established and approved by them, and to take legal measures such as clearing, litigation, arbitration or applying to a notary agency for an enforcement certificate, and take or jointly take with other banking financial institutions the measures to reduce or stop credit, stop opening new settlement accounts, stop the Borrower’s legal representative/ the Borrower’s new credit card and other joint measures to punish the Borrower for its breach of trust and protect the rights of the Lender;

(9)	The Lender shall have the right to unilaterally decide to collect the Loan in advance according to the Borrower’s funds recovered;

(10)

When the Lender thinks that it is possible to affect the security of its Creditor’s Right, such as exchange rate fluctuation, the Borrower shall have the obligation to supplement the pledge guarantee such as security according to the Lender’s request, or implement other risk mitigation measures approved by the Lender;

(11)	The Lender shall be entitled to other rights as stipulated in laws, regulations, rules or this Contract.

(ii)	Obligations of the Lender:

1.	The Lender shall originate and disburse the Loan as agreed herein.

2.	The Lender shall keep the Borrower’s debt, finance, production and operation confidential, except in the following cases:

(1)	Required to be disclosed by laws and regulations;

(2)	Required to be disclosed according to the regulations or requirements of regulatory bodies;

(3)	Disclosure to the Lender’s partner, etc.

2.	Rights and Obligations of the Borrower

(i)	The Borrower shall have the following rights:

(1)	The right to withdraw and use the whole Loan as agreed herein;

(2)	The right to require the Lender to undertake the obligation of confidentiality in accordance with this Contract.

(ii)

1.

The Borrower shall truthfully provide the documents and information requested by the Lender, as well as the information on all opening banks, accounts and balances of deposits and loans, and shall cooperate with the Lender in the investigation, examination and inspection;

2.

The Borrower shall accept the supervision or inspection of the Lender over the use of the Loan and its related production, operation and financial activities, and shall take reasonable measures on the Lender’s suggestions or requirements in a timely manner;

3.

The Borrower shall use the Loan for the purposes as stipulated herein and shall not divert it for any other purpose, and shall not use the Loan for the investment in fixed assets; It shall not use the Loan in the fields or purposes where the State prohibits; The Borrower shall not borrow to engage in equity investment , etc.; The Borrower shall not borrow money to buy and sell securities, futures, real estate, etc.; The Borrower shall not borrow money to engage in inter-enterprise lending and any other illegal activity restricted by the State; The Borrower shall not divert or misappropriate the Loan in any other way;

4.	In accordance with Article VII hereof, the Borrower shall accept the Lender’s account monitoring and loan fund disbursement management;

5.	The Borrower shall repay the principal and interest of the Loan in full and on time as agreed herein;

6.	Without the written consent of the Lender, the Borrower shall not transfer the debt hereunder in whole or in part to any third party;

7.	The Borrower shall not in any way reduce its registered capital; Without the written consent of the Lender, the Borrower shall not extend the subscription period of the registered capital;

8.

The Borrower shall notify the Lender in writing at least thirty (30) Business Days in advance and obtain the written consent of the Lender before any major matters such as merger, division, equity transfer, foreign investment, substantial increase in debt financing, and actively take the safeguard measures for the full repayment of the principal and interest of the Loan hereunder as required by the Lender. The above major matters shall include, but not be limited to:

(1)

substantially increasing debt financing by applying to third parties such as banks for loans or liabilities, or providing loans for third parties, or providing security for third-party obligations, etc., which affects or may affect the repayment of principal and interest on the Loan hereunder;

(2)

making major changes in property rights and adjustments in the mode of operation (including, but not limited to, joint ventures and cooperation contracts with foreign investors, or the investors from Hong Kong, Macao and Taiwan of China; revocation, closure, suspension or transferring to other production; separation, merger, consolidation or merger; reorganization, formation or conversion into joint-stock company; foreign investment; equity and management transactions involving or investing in joint-stock companies or investment companies in fixed assets such as houses, machinery and equipment or trademarks, patents, proprietary technology, land use rights and other intangible assets, such as leasing, contracting, joint ventures and trusteeship);

(3)	Up to 5% change in equity (including but not limited to equity transfer, custody, escrow and pledge).

9.

The Borrower shall notify the Lender in writing within seven (7) Business Days from the date of occurrence or possible occurrence of any of the following circumstances, and shall actively take the safeguard measures for full repayment of the principal and interest of the Loan hereunder as required by the Lender:

(1)	significant financial loss, loss of assets or any other financial crisis;

(2)	suspending business, being revoked or cancelled of business license, applying or being applied for bankruptcy or dissolution;

(3)	a major crisis in the operation or finance of its controlling shareholders and other affiliates, which affects its normal operation;

(4)	the change of the Borrower’s legal representative, directors or officers, affecting its normal operation;

(5)	Up to 5% change in the guarantor’s equity (including but not limited to equity transfer, custody, escrow and pledge);

(6)	a significant connected transaction between the Borrower and its controlling shareholders and other affiliates, affecting its normal operation;

(7)	any litigation, arbitration or criminal or administrative penalty that has significant adverse consequences for its operation or property status;

(8)	any other major matter that may affect its solvency.

10.

At the request of the Lender (such request shall be notified of the Borrower in advance in a reasonable manner, unless prior notice is not required as a result of a default or potential default event or due to a specific environment), the Lender’s representative shall be allowed to perform the following activities during normal office hours:

(1)	visiting the place where the Borrower carries out business activities;

(2)	inspecting the premises, facilities, factories and equipment of the Borrower;

(3)	accessing the Borrower’s book records and all other records;

(4)	asking the employees, agents, contractors and subcontractors of the Borrower who know or may know the relevant information required by the Lender.

11.

The Borrower undertakes to maintain the financial position of current assets and net assets, the ratio of assets to liabilities and the current ratio of assets within the following scope required by the Lender during the term of the Loan hereunder:             /            .

12.	For a collection letter or document sent or otherwise served by the Lender to the Borrower, the Borrower must sign and hand over the receipt to the Lender.

Article XI Representations and Undertakings of the Borrower

The Borrower voluntarily makes the following representations and undertakings and assumes legal responsibility for the authenticity thereof:

1.

The Borrower is a legal entity established duly and existing valid under the law of the People’s Republic of China and has the full civil capacity. The Borrower undertakes to provide relevant certificates, licenses, certificates and other documents required by the Lender as required by the Lender.

2.

The Borrower has sufficient capacity to perform all its obligations and responsibilities hereunder and does not relieve or absolve the Borrower of its liability for any instruction, change in financial position, or any agreement with any entity.

3.

The Borrower has full authorization and legal right to sign this Contract, has obtained and fulfilled all its internal approval and authorization or other relevant formalities necessary for the execution and performance hereof, and has obtained and fulfilled all necessary approval, registration, authorization, consent, permission or other relevant formalities necessary for the signing and performance of this Contract from any governmental agency or any other authority, and remains fully lawful and valid for any approval, registration, consent, permission, authorization or any other relevant formalities required for the signing of this Contract.

4.

The Borrower signs this Contract in full conformity with the relevant articles of association, internal decisions of the Borrower and the resolutions of the board of shareholders and the board of directors of the Borrower, and it undertakes that such internal decisions, resolutions of the board of shareholders and the board of directors will be in full conformity with the laws and regulations of the State and its articles of association, and there will be no circumstances of invalidity, ineffectiveness or revocability. This Contract also does not conflict with or contradict against any of the Borrower’s articles of association, internal decisions, resolutions of the board of shareholders and the board of directors and policies.

5.

The signing and performance of this Contract is based on the true intention of the Borrower. The loan financing meets the applicable laws and regulations, and the signing and performance of this Contract does not violate any law, regulation, rule or contract binding on the Borrower. This Contract is legal and effective and enforceable. If this Contract is invalid due to defects in the rights of the Borrower at the time of signing and performing this Contract, the Borrower will immediately and unconditionally compensate the Lender for all losses.

6.

All documents, financial statements and other information provided by the Borrower for the Lender hereunder are true, complete, accurate and effective, and the financial indicators required by the Lender are maintained continuously.

7.

The Borrower agrees that the borrowing hereunder shall be subject to the rules, regulations and practices of the Lender. The Lender shall have the right to withdraw the Loan in advance according to the Borrower’s return of funds.

8.

If the Borrower fails to perform its obligations as agreed herein, the Borrower hereby authorizes the Lender to withhold the principal and interest of the Loan (including principal, interest, penalty interest, compound interest), penalties, liquidated damages and Expense Incurred by the Lender in Realizing the Creditor’s Right directly from any account opened by the Borrower with the Lender and all branches and subsidiaries of Industrial Bank without judicial proceedings. The Borrower agrees that the Lender has the right to determine the order of withholding. If the currency of the account is inconsistent with the currency of the Loan, the Lender shall have the right to withhold the fund by converting the fund into the currency of the Loan at the intermediate price announced by the Lender on the date of withholding. If any account under this Article involves the products such as wealth management products or structured deposits, the Borrower shall irrevocably authorize the Lender to initiate a redemption application or take other necessary measures directly on behalf of the Borrower in order to ensure that the Lender withholds the above amount smoothly, the Borrower shall provide all necessary cooperation.

9.

Whether before or after the signing of this Contract, if the Borrower submits any documents relating to the specific transaction to the Lender for review, the Borrower guarantees the authenticity of all the documents, and the Lender will only make a decision on the superficial authenticity of the transaction documents. The Lender is neither substantially involved in and aware of the specific transaction nor liable for the same.

10.

The Borrower acknowledges that, except those having been disclosed in writing to the Lender, the Borrower has not concealed any of the following events that have occurred or are about to occur that may cause the Lender to disagree with the origination of the Loan hereunder:

(i)

The obligations or contingent liabilities of the Borrower, including, but not limited to, any mortgage, pledge, lien and any other encumbrance not disclosed to the Lender on the Borrower’s assets or proceeds;

(ii)	The serious violation of discipline, violation of laws or claim for compensation involving the Borrower or the principal officers of the Borrower;

(iii)	The breach of contract by the Borrower in respect of the creditor’s right and liability contract between the Borrower and any other creditor;

(iv)

No action, arbitration or administrative penalty against the Borrower or its property has occurred, has not been concluded or may have occurred in respect of the Borrower, whether on its own initiative or by a third party, and no liquidation or closure or other similar proceedings against the Borrower have occurred;

(v)	Any other circumstance that may affect the financial position and solvency of the Borrower.

11.

The Borrower undertakes to use the Loan hereunder for the purposes as specified herein only, other than any other purpose contrary thereto. The Borrower shall accept and cooperate with the Lender to carry out loan disbursement management, post-loan management and related inspection at any time, cooperate with the Lender to supervise, inspect and check the Borrower’s use of the Loan and the Borrower’s production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, etc., and shall meet other requirements that the Lender deems necessary or appropriate.

12.

The Borrower shall provide full, effective or other acceptable security as the Lender deems appropriate. If the guarantee hereunder involves real estate mortgage, the Borrower shall fulfill the obligation to inform the Lender in time when it knows the information that the mortgaged house will be demolished; If the mortgaged house is demolished and the Borrower is compensated with the ownership to any other real estate, the Lender shall have the right to require the Borrower to discharge the debt in advance, or to reset the mortgage and sign a new mortgage agreement. After the original mortgaged real estate is destroyed and before the registration of the new mortgage is processed, the Borrower shall provide the guarantee from another guarantor with guarantee conditions; For the demolition of real estate compensated, the Borrower shall be responsible for requiring the mortgagor to continue to provide guarantee for the Main Creditor’s Right by opening a special security account or deposit certificate, etc.

13.

The Borrower shall not reduce the registered capital in any way. Without the prior written consent of the Lender, part or all of the debts hereunder shall not be transferred to a third party. Without the written consent of the Lender, any debt of the Borrower or any other creditor (except any other branch of Industrial Bank) shall not be paid off in advance until all debts hereunder are discharged.

14.

The Borrower shall notify the Lender of any major adverse event affecting the Borrower’s solvency in time and obtain the written consent of the Lender before undertaking such major matters as merger, division, equity transfer, foreign investment, substantial increase in debt financing, etc.

15.

In the event of litigation or arbitration or any other dispute between the Lender and the Borrower or any third party concerned as a result of the performance of its obligations hereunder, resulting in the Lender being forced to become involved in a dispute between the Borrower and any third party, the Borrower shall bear the costs of litigation or arbitration, legal fees, etc. arising therefrom.

16.	The Borrower shall handle the settlement hereunder through the settlement account opened at the Lender.

17.

The Borrower undertakes that the information published by the Borrower in the National Enterprise Credit Information Publicity System is true, complete, legal and effective, and undertakes to continuously agree with the Lender to inquire about the information that the enterprise chooses to publish or not to publish in the system. If the Lender requests capital verification, the Borrower shall agree to verify the capital as required by the Lender and to provide a capital verification report issued by a professional institution.

18.

The Borrower hereby declares and authorizes that: the Lender will have the right to carry out the necessary investigation of the Borrower’s credit status in accordance with the laws and regulations, and the relevant policies of China, including querying the Borrower’s credit information from the basic database of financial credit information established by China. And, according to the need of the People’s Bank of China on the construction of corporate and personal credit information, the relevant credit information can be submitted to the national basic database of financial credit information, and can be legally queried within the scope of authorization.

19.

The Borrower hereby declares and authorizes that: The Lender will have the right to submit the information and other relevant information about this Contract to the administrative/ judicial/supervisory authorities, institutions, bank regulators, banking associations, etc. and the other information management systems established and approved by them in accordance with their needs of relevant information management, and the Borrower hereby allows the relevant information to be legally accessed to.

20.

If the Borrower breaches this Contract, or has a circumstance that may endanger the Lender’s realization of the Creditor’s Right, the Lender shall have the right to require accelerating the expiration of the Borrower’s shareholders’ subscription obligation, and the Borrower undertakes that its shareholders will subscribe for the capital in time as required by the Lender. The Lender shall have the right to require the Borrower and its shareholders not to distribute dividends.

21.	The Borrower undertakes that the transaction background of the Loan is true and legal and is not used for illegal purposes such as money laundering.

22.

The Borrower irrevocably undertakes that, where it breaches any contractual obligations hereunder, the Lender may submit and disclose the information of the Borrower’s breach of contract to the People’s Bank of China and the credit information agencies and credit information systems it has established or approved, or to the banking associations, banking supervisory bodies or other administrative/judicial/supervisory authorities and the information management systems or news media they have established or approved.

Moreover, the Borrower irrevocably authorizes the relevant banking associations to share and even publicize the information of the Borrower’s discredit among the banking financial institutions and the public in a suitable way.

The Borrower is aware that the Lender has the right to take all measures in accordance with this Contract, and that the Lender has the right to take or the Lender and other banking financial institutions have the right to jointly take measures to reduce or stop credit grant, stop opening new settlement accounts, and suspend the Borrower’s legal representative / Borrower’s new credit cards to punish the Borrower for its breach of trust and protect the rights of the Lender.

23.	The other representations and undertakings of the Borrower: / .

Article XII Earlier Collection of the Loan

1.

During the term of the Loan, where the Borrower or the guarantor (including the warrantor, mortgagor or pledgor, the same hereinafter) has any of the following circumstances, the Lender shall have the right to unilaterally decide to stop disbursing the portion of the Loan that the Borrower has not yet used, and collect in advance part or all of the principal and interest of the portion of the Loan originated. In the case where the Loan is to be repaid in instalments, if the Lender intends to collect in advance of one portion of the in accordance with this Contract, the other unexpired portions of the Loan shall be deemed to be due in advance:

(i)

Where the Borrower provides false materials or conceals important operating financial facts, or any of the certificates and documents submitted to the Lender and the representations and undertakings made by it in Article XI hereof is proved to be untrue, inaccurate, incomplete or intentionally misleading;

(ii)	Where the Borrower change the original purpose of the Loan without the consent of the Lender, misappropriates the Loan or uses the Loan to engage in illegal or breaching transactions;

(iii)

Party A shall not realize bank discount or pledge, or take bank funds or credit by false contracts with related parties, and notes receivable, accounts receivable and other creditor’s rights without actual trading background;

(iv)	Where the Borrower refuses to accept the Lender’s supervision and inspection over its use of the Loan and its related operating financial activities;

(v)

Where the Borrower undergoes major matters such as merger, division, acquisition, reorganization, equity transfer, foreign investment and substantial increase in debt financing, which the Lender considers may affect the safety of the Loan;

(vi)	Where the Borrower intentionally evades from the Creditor’s Right through connected transactions;

(vii)	Where the credit standing of the Borrower is deteriorating and its solvency (including the ability to discharge contingent liabilities) is weakening obviously;

(viii)	Where the Borrower or the Borrower’s affiliates and the guarantor or the guarantor’s affiliates have a cross-default as stipulated in Article XV hereof;

(ix)	Where the Borrower fails to repay the principal and interest of the Loan hereunder on time;

(x)	Where the Borrower ceases to pay its debts or is unable or indicates that it is unable to pay its debts due;

(xi)	Where the Borrower is closed down, wound up, declared bankrupt, dissolved, revoked its business license, cancelled, and is undergoing deteriorated financial conditions;

(xii)

Where the Borrower fails to perform the obligations as stipulated in Article X and Article XIII hereof and the other obligations as stipulated herein, or the guarantor fails to perform the obligations as stipulated in the guarantee contract;

(xiii)	Where the value of the collateral or pledge used for security has been or may be significantly reduced, or the right to pledge must be realized before the maturity of the Loan;

(xiv)

Where any of the legal representative, the individual principal investors, the directors, supervisors and officers of the Borrower or the guarantor is abnormally changed, disappears, or investigated or restricted of personal freedom by the competent juridical authority, which has affected or may affect the performance of their obligations hereunder;

(xv)

Where the Borrower/the guarantor or the controlling shareholder, the actual controller of the Borrower/the guarantor or its affiliates are involved in a major litigation, arbitration or any other dispute, or their significant assets are seized, frozen, withheld, enforced or otherwise taken with similar effect, which may endanger or impair the rights and interests of the Lender;

(xvi)	Any other event agreed upon herein, or any other event that endangers, impairs or may endanger or impair the rights and interests of the Lender according to the recovery of the funds of the Borrower.

2.

In the case of the above-mentioned earlier loan collection, the Lender may unilaterally decide whether to grant the Borrower a certain grace period depending on the Borrower’s production and operation, financial situation and the recovery of funds. If the Lender gives the Borrower a grace period within which the Borrower has not taken remedial measures or the remedial measures taken do not meet the requirements of the Lender, the Lender shall have the right to unilaterally decide to collect the Loan in advance; The Lender may also decide to collect the Loan in advance without giving the Borrower a grace period.

3.	In case of earlier collection of the Loan, the Lender shall have the right to take appropriate measures in accordance with Article XIV.2 hereof.

Article XIII The Borrower’s Obligation to Disclose Significant Transactions and Significant Events to the Lender

1.	The Borrower shall report in writing to the Lender in time the Significant Transactions and Significant Events of the Borrower.

2.	If the Borrower is a group customer, the Borrower shall promptly report to the Lender its connected transactions involving more than 10% of the Borrower’s net assets, including, but not limited to:

(i)	The association relationship of transaction parties;

(ii)	Transaction items and nature of the transaction;

(iii)	Amount of the transaction or the corresponding proportion;

(iv)	Pricing policy (including transactions with no amount or with only symbolic amount).

Article XIV Liability for Breach

1.

After the entry into force of this Contract, both the Borrower and the Lender shall perform the obligations as stipulated herein. If either Party fails to perform or fails to fully perform its obligations as stipulated herein, it shall bear the corresponding liability for breach of contract.

2.

The Lender shall have the right to take one or more of the following measures if the Borrower fails to use the Loan for the purposes as specified herein, fails to disburse the Loan in the manner agreed upon, fails to comply with the representations and undertakings, misreports the information of the loan application documents, breaks through the agreed financial indicators, has a major cross-default event or fails to perform any of the provisions hereof:

(i)	To require the Borrower to correct the violation within a certain time limit;

(ii)	To cease the origination of the portion of the Loan having not been originated hereunder and to cease the disbursement of the portion of the Loan having not been disbursed hereunder;

(iii)

To require the Borrower to supplement the loan origination and disbursement conditions that meet the requirements of the Lender or cancel the Borrower’s use of the Loan in an “Own Disbursement” manner;

(iv)	To unilaterally decide that all or part of the debt hereunder expires in advance;

(v)	To unilaterally terminate or cancel this Contract, require the Borrower to pay off the principal and interest of the Loan due or undue and pay or compensate for the related losses;

(vi)

To require the Borrower to pay the penalty interest on the Loan overdue if the Loan is overdue; or to require the Borrower to pay the penalty interest on the misappropriated portion of the Loan if the Borrower misappropriates the Loan; or to require the Borrower to pay the compound interest of the interest outstanding (including interest before and after the maturity of the Loan, penalty interest from the misappropriation of the Loan and the penalty interest of the Loan overdue);

(vii)	To require the Borrower to add or replace the guarantors, collaterals, pledges or pledged rights;

(viii)	To exercise or realize the rights under any guarantee relating to the Loan hereunder;

(ix)

To withhold amounts from any account opened by the Borrower with the Lender and all branches and subsidiaries of Industrial Bank without judicial proceedings, or to entrust the bank with which the Lender’s account is opened to withhold amounts from its account (including principal, interest, penalty interest, compound interest, penalties, liquidated damages and the Expense Incurred by the Lender in Realizing the Creditor’s Right directly. If the money in the account is inconsistent with the currency of the Loan, the Lender shall have the right to convert it into the currency of the Loan at the intermediate price announced by the Lender on the day of withholding; If any account under this Article involves the products such as wealth management products or structured deposits, the Lender has the right to initiate a redemption application or take other necessary measures directly on behalf of the Borrower in order to ensure that the Lender withholds the above amount smoothly.

(x)

To initiate an action, arbitration or apply to a notary agency for an execution certificate, require the Borrower to pay off the principal and interest of the Loan, and ask the Borrower to bear the Expense Incurred by the Creditor in Realizing the Creditor’s Right;

(xi)

To seize or retain any movable or immovable property, tangible or intangible property of the Borrower under the control and possession of the Lender or take other measures deemed appropriate by the Lender;

(xii)

To submit and disclose the information of the Borrower’s breach of contract to the People’s Bank of China and the credit reporting institutions and credit reporting systems established or approved by it, or banking associations, banking supervisory bodies or other administrative/judicial /supervisory authorities and the information management systems or news media established and approved by them, and to take legal measures such as clearing, litigation, arbitration or applying to a notary agency for an enforcement certificate, and take or jointly take with other banking financial institutions the measures to reduce or stop credit, stop opening new settlement accounts, stop the Borrower’s legal representative/ the Borrower’s new credit card and other joint measures to punish the Borrower for its breach of trust and protect the rights of the Lender; and

(xiii)	To take other measures according to the applicable laws and or other measures agreed herein or deemed appropriate by the Lender.

3.

Subject to the withdrawal prerequisites and disbursement conditions for the Loan as stipulated herein, if the Lender fails to provide the Loan on the agreed date and with the agreed amount, and thereby causes losses to the Borrower, the Lender shall compensate the Borrower for its direct economic loss arising therefrom. However, in any case, the Lender shall not be liable for any foreseeable or foreseeable indirect loss arising therefrom to the Borrower.

4.

In the course of the performance of this Contract, the Lender shall not bear any liability if the documents provided by the Borrower are not true, accurate, incomplete or otherwise defective, resulting in the Lender’s wrong Fiduciary Disbursement, unpunctual disbursement, and the Borrower violates this Contract to handle the Own Disbursement or causes other losses.

5.

The Lender shall not be liable for any origination or disbursement dispute or any other loss arising from the freezing of the loan origination account or the disbursement object account as stipulated herein or any other reason.

6.	If the guarantor hereunder (i.e. the warrantor, the mortgagor, the pledgor) has the following reasons, the lender shall have the right to take measures in accordance with Paragraph 1 of this Article:

(i)	Where the guarantor fails to perform the guarantee contract, or its credit standing is deteriorating, or the guarantor has any other event in which its guarantee capacity is weakened;

(ii)

Where the mortgagor fails to perform the mortgage contract, or intentionally damages the mortgage, or the value of the mortgage may or has been significantly reduced, or the mortgagor has any other event detrimental to the mortgage right of the Lender;

(iii)

Where the pledgor fails to perform the pledge contract, or if the value of the pledge has been or may be significantly reduced, or the pledge’s right must be fulfilled before the Loan is paid off, or the pledgor has any other event detrimental to the mortgage right of the Lender.

Article XV Cross Default

If the Borrower or its affiliates and the guarantor or the guarantor’s affiliates has any of the following circumstances, the Borrower shall be deemed to be in breach of contract, and the Lender shall have the right to collect the Loan in advance as agreed in Article XII hereof, and require the Borrower to be liable for breach of contract in accordance with Article XIV hereof:

(i)	Where any loan, financing or debt of the Borrower or its affiliates and the guarantor or the guarantor’s affiliates has or is likely to have a default or is declared due in advance;

(ii)	Where any security or similar obligation of the Borrower or its affiliates and the guarantor or the guarantor’s affiliates has not been performed or is likely not to be performed;

(iii)

Where the Borrower or its affiliates and the guarantor or the guarantor’s affiliates have failed to perform or breached the legal documents or contracts relating to security of obligations and other similar obligations, or have the possibility of failure to perform or breach the same;

(iv)	Where the Borrower or its affiliates and the guarantor or the guarantor’s affiliates is unable to or will be unable to discharge the overdue debts or loans/facilities;

(v)	Where the Borrower or its affiliates and the guarantor or the guarantor’s affiliates have been declared or about to be declared bankrupt via legal proceedings;

(vi)	Where the Borrower or its affiliates and the guarantor or the guarantor’s affiliates have transferred their assets or properties to other creditors;

(vii)	Other circumstances endangering the safety of the principal and interest of the Loan hereunder.

Article XVI Continuity of Obligations

All obligations of the Borrower hereunder are continuous and shall be fully and equally binding on its heirs, agents, receivers, assignees and the entity after merger, reorganization, change of name, etc..

Article XVII Principal and Interest Acceleration

The Borrower agrees that the Lender will have the right to determine that any other obligation of the Borrower to the Lender, including the full principal, interest (including penalty interest and compound interest) of the Borrower due and not due hereunder shall be due immediately upon the failure of the Borrower to perform the representations and undertakings in Article XI hereof or the failure of the Borrower to perform any of its obligations hereunder.

Article XVIII Priority Subrogation

The Borrower hereby acknowledges, in particular, that in the event of default by the Borrower or failure by the Borrower to pay its due debt (including principal, interest and expenses) and the Borrower’s own lack of sufficient property to pay its debts, the Lender shall have the right to exercise priority subrogation in respect of any creditor’s right, account receivable and any other property interest owned by the Borrower from third parties.

Article XIX Governing Law, Jurisdiction and Dispute Resolution

1.

The law of the People’s Republic of China shall apply to the conclusion, entry into force, performance, rescission, interpretation and settlement of disputes of or in relation to this Contract (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province for purpose of this Contract).

2.

Any dispute arising out of this Contract shall be resolved through the friendly negotiation between the Borrower and the Lender. If friendly negotiation fails, the Parties hereto agree to resolve the matter in the 1st manner:

(1)	Bringing a lawsuit to the people’s court of the place where the Lender is domiciled.

(2)

Applying to                                  Arbitration Commission for arbitration according to the arbitration rules in force at the time of arbitration. To the extent permitted by the arbitration rules, the Partieshereto agree to choose summary procedure for the arbitration. The arbitration award is final and binding on both parties. An arbitral tribunal shall be in                         .

(3)	Other manners: .

3.	During the dispute, the provisions of this Contract that are not been involved in the dispute shall still be fulfilled.

Article XX Document Exchange, Communications and Notices

1.

The Borrower agrees and acknowledges that the following address will be address to receive the notices hereunder, as well as legal documents for litigation (arbitration), notarization, etc. in case of disputes (including but not limited to all kinds of notices and documents of the contracting parties; indictment (or application for arbitration) and evidence, summons, notice of response, notice of proof, notice of hearing, order of payment, judgment (award), order of adjudication, conciliation statement, notice of execution, notice of performance within given time limit, etc., served by courts or arbitral tribunals in the course of litigation or arbitration, the realization of security interest proceedings and legal documents at the execution stage; various notices and legal documents served by notary offices):

(i)	Address of the Borrower:

(1)	Name of the Borrower: SUZHOU GRACELL BIOTECHNOLOGIES CO., LTD.

Address of the Borrower: 218 Sangtian Street, Suzhou Industrial Park

Zip code: 215000; Tel.: [***];

Contact person. [***]

(2)	Name of the Designated Recipient (if any): ;

Address of the Designated Recipient:                                                                          ;

Zip code:                         ;     Tel.:                                         .

(ii)	The Borrower agrees and acknowledges that any of the following electronic communications addresses is also a valid service address:

(1)	Fax number if by fax: ;

(2)	Email if by email: ;

(3)	Mobile phone number if by SMS: [***] ;

(4)	WeChat account (if by WeChat): ;

(5)	QQ number (if by QQ) .

2.

The service address as stipulated in the first paragraph of this Article shall apply for the all stages including non-litigation, the entry of the dispute into arbitration, the first instance, the second instance, retrial, execution, realization of security interest, supervision procedure and the enforcement of notarization. If the above service address is changed, the Borrower shall notify the Lender in writing in advance (and the arbitral tribunal or court shall be notified in writing in advance during the litigation or arbitration; if the enforcement notarization has been done, the original notary agency shall be notified in writing) to reconfirm the service address and obtain a receipt. If the notice is not given in advance, it shall be deemed that the service address has not been changed, and the corresponding legal consequences shall be borne by the Borrower itself, and the service address as agreed in the first paragraph of this Article shall still be regarded as the effective service address.

3.

Any document, communication, notice or legal instrument, which is sent to any address as agreed in Paragraph 1 of this Article, shall be deemed to have been served on the following date (service to the designated agent shall be deemed to have been served on the target recipient):

(i)	If by mail (including express, ordinary mail and registered mail), the fifth Business Day after the date of delivery shall be regarded as the date of service;

(ii)	If by fax, by e-mail, by SMS, by Wechat, by QQ or by any other electronic communication means, the date of delivery shall be regarded as the date of service;

(iii)

If by person, the date of receipt by the recipient shall be regarded as the date of service. If the recipient refuses to accept it, the sender may take photographs or videos to record the delivery process and keep the document, which shall be regarded as being served.

4.

If the service address provided or confirmed by the Borrower is inaccurate or untrue, or the other party and the arbitration institution, the people’s court or the notary agency are not notified in time after the change of the service address, the Borrower shall bear the corresponding legal consequences, and the document, communication, notice or legal instrument shall be deemed to have been served effectively:

(i)	If by mail, the date of return of the document shall be regarded as the date of service;

(ii)	For direct service, the date of service shall be the date on which the addressee notes the situation on the proof of service on the spot;

(iii)	By electronic means, the date of delivery shall be the date of service.

5.

The Lender shall take the domicile specified in this Contract as the service address. If the Lender sends a notice by way of a notice published on its website, online bank, mobile bank or point of sale, the date of the publication shall be regarded as the date of service. In no circumstances shall the Lender be liable for any transmission errors, omissions or delays in the mail, fax, telephone or any other communication system.

6.

The Parties agree that the corporate official seal, office seal, financial seal, contract seal, seal for receipt and issuing of each party and the credit seal of the Lender are all valid seals for the notice or contact of the Parties, the service of legal documents, and the exchange of letters. All the staff members of the Borrower are authorized to sign documents, communications and notices.

7.	This Article is an independent article in this Contract and shall not be affected by the validity of this Contract and any other provision hereof.

Article XXI Effect of the Contract; Miscellaneous

1.	This Contract shall enter into force on the date when the Parties sign and affix a seal hereon.

2.

During the term hereof, any tolerance, grace or delay granted by the Lender to the Borrower or the guarantor in the exercise of the interests or rights hereunder shall not impair, affect or restrict all the interests and rights of the Lender in accordance with the applicable laws and this Contract, shall not be regarded as a waiver of the rights and interests of the Lender hereunder, nor affect any obligation of the Borrower hereunder.

3.

If a change in national laws, regulations or regulatory policies causes the Lender’s performing its lending obligations hereunder not to comply with laws, regulations or regulatory requirements, the Lender shall have the right to terminate this Contract unilaterally, declare the whole Loan originated due in advance, and the Borrower shall repay the Loan immediately as required by the Lender. If the Lender is unable to perform or fails to perform its obligations as stipulated herein for such reasons, the Lender shall not bear any legal liability.

4.

If the Loan is not originated or disbursed on time due to force majeure, communication or network failure, failure of the Lender’s system, the Lender shall not bear any liability therefrom, but shall notify the Borrower in time.

5.

The Lender shall have the right to authorize or entrust any other branch of Industrial Bank to exercise its rights and perform its obligations hereunder (including, but not limited to, authorizing or entrusting other branches of Industrial Bank to sign relevant contracts), or to assign the Loan hereunder to any other branch of Industrial Bank. The Borrower agrees with such assignment and the Lender may not need to obtain the Borrower’s consent for such assignment.

6.

The Borrower agrees that the Lender may have the right to unilaterally reduce or cancel the portion of the Loan not yet used hereunder on the basis of the factors such as the Borrower’s production and operation, repayment and credit grant from other financial institutions. If the Lender decides to reduce or cancel the portion of the Loan not used hereunder, it shall notify the Borrower five (5) Business Days in advance, but without the consent of the Borrower for such reduction or cancellation.

7.

If at any time any of the provisions hereof are or become unlawful, invalid or unenforceable in any way, the legality, validity or enforceability of the other provisions hereof shall not be affected or derogated from.

8.	The subheadings of this Contract are only for ease of reading and shall not be used for the interpretation of this Contract or for any other purpose.

9.	The annexes hereto shall be integral parts hereof and shall have the same legal effect as the text of this Contract.

10.

This Contract is in triplicate, the Lender holds ____ copies (copy), the Borrower holds ____ copies (copy) and ______________ holds _____ copies (copy). All the copies shall have the same legal effect.

Article XXII Notarization and Voluntary Acceptance of Compulsory Enforcement

1.	If either Party hereto makes a request for notarization, the other Party shall agree to carry out the notarization at the notary agency prescribed by the State as required by the other Party.

2.

This Contract with enforcement notarization shall have the effect of compulsory enforcement. If the Borrower fails to perform or fails to perform the debt properly or if the Lender realizes the Creditor’s Right hereunder according to laws and regulations as well as this Contract, the Borrower shall agree to apply to the notary agency for an enforcement certificate, and the Borrower shall voluntarily accept the compulsory enforcement measures directly applied by the Lender to the competent people’s court with the enforcement certificate, know the corresponding legal consequences, and undertake not to raise any objection or defense.

3.

The Parties agree that: Before issuing the enforcement certificate, the notary agency shall have the right to verify the relevant default facts such as the Borrower’s failure to perform or improper performance of the debt by mail, by phone, by fax, by e-mail, by SMS, by WeChat, by QQ, by personal service, or by interview, in accordance with the provisions in the article “Document Exchange, Communications and Notices” hereof. If it is verified by phone or by interview, the end of the interview or the call shall be deemed to be served; if it is verified by mail, by fax, by e-mail, by SMS, by WeChat, by QQ, by personal delivery, etc., the provisions in the article “Document Exchange, Communications and Notices” hereof shall be executed for the determination of the date of service.

4.

If the Borrower has any objection to the facts of breach of contract verified in the preceding paragraph, it shall, within five (5) Business Days from the date of service, give written evidence to the notary agency and submit sufficient evidence. If the evidence is not provided on time or the notary agency considers that the evidence is not sufficient to support its claim, it shall be regarded as the Borrower’s confirmation of the relevant default facts such as failure to perform or improper performance of the debt, and the Borrower shall agree that the notary agency can issue an execution certificate upon the request of the Lender. If the notary agency has other provisions on the verification method and the period of proof, such other provisions shall prevail.

Article XXIII Supplementary Provisions:

The Lender (official seal):	Principal or Authorized Agent (seal):

/s/ Industrial Bank Co., Ltd. Suzhou Branch	/s/ Wang Xuexiang
Industrial Bank Co., Ltd. Suzhou Branch

/s/ Zhao Xiaojun

December 11, 2020

Borrower (Official Seal):	Principal or Authorized Agent (seal):

/s/ Suzhou Gracell Biotechnologies Co., Ltd.
Suzhou Gracell Biotechnologies Co., Ltd.	/s/ Cao Wei

December 11, 2020